Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Insured Series--230, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 4 to Registration Stateme nt No. 33-64577 of our opinion dated March 30, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 12, 2000